As filed with Securities and Exchange Commission on February 12, 2003 Registration No. 333-66580

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 3 TO
                                 FORM S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              NMXS.com, INC.
           (Exact name of registrant as specified in its charter)

DELAWARE                                91-1287406
State or other jurisdiction of          I.R.S. Employer I.D. No.
incorporation or organization

5041 INDIAN SCHOOL ROAD NE, SUITE 200, ALBUQUERQUE, NM     87110
(Address of Principal Executive Office)                    (Zip Code)


                         NMXS.com, INC.
                    2001 STOCK ISSUANCE PLAN
                              and
                         NMXS.com, INC.
                       STOCK OPTION PLAN
                    (Full title of the plan)


                  RICHARD GOVATSKI, PRESIDENT
  5041 INDIAN SCHOOL ROAD NE, SUITE 200, ALBUQUERQUE, NM 87110
              (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (505) 255-1999

                              With Copies to:
                              Ronald N. Vance
                              Attorney at Law
                       57 West 200 South, Suite 310
                        Salt Lake City, UT   84101
                         Telephone: (801) 359-9300
                            Fax: (801) 359-9310

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                       CALCULATION OF REGISTRATION FEE

                  Proposed     Proposed
Title of          Maximum      Maximum
Securities        Amount       Offering    Aggregate   Amount of
to be             to be        Price Per   Offering    Registration
Registered        Registered   Share(2)    Price       Fee

Common Stock      800,000(1)   $0.1325     $106,000    $10
$.001 par value

     (1) 800,000 additional shares of common stock, $.001 par value (the "Common Stock"), of NMXS.com, Inc. (the "Registrant") are being registered for issuance pursuant to the NMXS.com, Inc. 2001 Stock Issuance Plan, as amended (the "2001 Stock Issuance Plan"). These shares reflect an increase of 800,000 shares authorized under the 2001 Stock Issuance Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

     (2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, calculated on the basis of the average of the bid and asked prices of the Common Stock as of February 12, 2003.

                             EXPLANATORY NOTE

     The Registrant hereby files this Post-effective Amendment No. 3 to its Registration Statement on Form S-8 (Registration Statement No. 333-66580) with the Securities and Exchange Commission for the purpose of registering an additional 800,000 shares of Common Stock issuable pursuant to the 2001 Stock Issuance Plan. The original Registration Statement was filed on August 2, 2001, and amended on February 13, 2002, and May 10, 2002. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the previously filed Registration Statement, including the information incorporated therein by reference.

     Originally, 800,000 shares of Common Stock were authorized for issuance under the 2001 Stock Issuance Plan. Subsequently, the Plan was amended to increase the number of shares authorized under the Plan from 800,000 to 1,600,000 shares. At a meting of the Board of Directors on January 9, 2003, the Registrant approved an amendment to the 2001 Stock Issuance Plan to increase the aggregate number of shares of common stock issuable under the 2001 Stock Issuance Plan from 1,600,000 to 2,400,000. This Post-Effective Amendment No. 3 covers the increase of 800,000 shares of Common Stock issuable under the 2001 Stock Issuance Plan, bringing the total number of authorized shares under the 2001 Stock Issuance Plan to 2,400,000.

         PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits. The following exhibits are included with this Post-Effective Amendment:

Exhibit
No.      Description                                                   Location

4.6      2001 Stock Issuance Plan, as amended January 9, 2003          Attached
5.1 Opinion and consent of Ronald N. Vance, P.C. with respect Attached to legality of the original issuance of securities being registered
23.1     Consent of Beckstead and Watts, LLP                           Attached
23.2     Consent of Ronald N. Vance, P.C. (Included in Exhibit 5.1)      --

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Albuquerque, New Mexico, on February 12, 2003.

                                 NMXS.com, Inc.

                                 By /s/ Richard Govatski
                                 Richard Govatski, President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 has been signed by the following persons in the capacities and on the dates indicated.

February 12, 2003                /s/ Richard Govatski
                                 Richard Govatski, Director

February 12, 2003                /s/ John E. Handley
                                 John E. Handley, Director

February 12, 2003                /s/ Teresa Dickey
                                 Teresa Dickey, Director and
                                 Principal Financial Officer